ITEM 77E.  LEGAL PROCEEDINGS
Since October 2003,
Federated and related
entities (collectively,
"Federated"), and various
Federated funds
("Funds"), have been
named as defendants in
several class action
lawsuits now pending
in the United States
District
Court for the District
of Maryland. The
lawsuits
 were purportedly
filed on behalf of
people who purchased,
owned
and/or redeemed shares
of Federated-sponsored
mutual funds during
specified periods beginning
 November 1, 1998.
The suits are generally
similar in alleging that
 Federated engaged in
 illegal and improper
trading practices including
market timing and late
trading in concert with
certain institutional traders,
which allegedly caused financial
injury to
the mutual fund shareholders.
These lawsuits began to be
filed shortly after Federated's
 first public announcement
that it had received requests
for information on shareholder
trading activities in the Funds
 from the SEC, the Office
of the New York State Attorney
General ("NYAG"), and other
authorities. In that regard,
 on November 28, 2005,
Federated announced that it
had reached final settlements
with the SEC and the NYAG with
respect to those matters.
Specifically, the SEC and
NYAG settled proceedings
against three Federated
 subsidiaries involving
undisclosed
market timing arrangements
and late trading. The SEC
made findings: that Federated
Investment Management
Company ("FIMC"), an
SEC-registered investment
 adviser to various Funds,
 and Federated Securities
 Corp., an
SEC-registered broker-dealer
and distributor for the Funds,
 violated provisions of the
 Investment Advisers Act and
Investment Company Act by
approving, but not disclosing,
three market timing arrangements,
or the associated
conflict of interest between
 FIMC and the funds involved
in the arrangements, either to
other fund shareholders or to
the funds' board; and that
Federated Shareholder Services
Company, formerly an
SEC-registered transfer agent,
failed to prevent a
customer and a Federated
employee from late trading
in violation of provisions
 of the Investment
Company Act. The NYAG
found that such conduct
violated provisions of
New York State law.
Federated entered
into the settlements
without admitting or
denying the regulators'
findings. As Federated
previously reported in 2004,
it has already paid
approximately $8.0 million
 to certain funds as
determined by an independent
consultant. As part
of these settlements,
Federated agreed to pay
disgorgement and a civil
money penalty in the aggregate
amount of an
additional $72 million and,
among other things, agreed
that it would not serve as
investment adviser to any
registered investment company
unless (i) at least 75% of the
fund's directors are
independent of Federated,
(ii) the
chairman of each such fund
is independent of Federated,
(iii) no action may be taken
by the fund's board or any
committee thereof unless
approved by a majority of
the independent trustees of
 the fund or committee, respectively,
and (iv) the fund appoints a
"senior officer" who reports
to the independent trustees
and is responsible for
monitoring compliance by the
fund with applicable laws and
fiduciary duties and for managing
 the process by which
management fees charged to
 a
fund are approved. The
settlements are described
in Federated's announcement
which, along with previous
press releases and related
communications on those matters,
 is available in the "About
Us" section of Federated's
website at FederatedInvestors.com.
Federated entities have also
been named as defendants in several
additional lawsuits that are now pending
 in the
United States District Court
for the Western District of
Pennsylvania, alleging, among other
things, excessive
advisory and Rule 12b-1 fees.
The Board of the Funds retained the
law firm of Dickstein Shapiro LLP to
 represent the Funds in each of the
lawsuits described in the preceding
two paragraphs. Federated and the
Funds, and their respective counsel,
have
been defending this litigation, and
none of the Funds remains a defendant
in any of the lawsuits (though some
could
potentially receive any recoveries as
nominal defendants). Additional lawsuits based upon similar allegations may be filed in the future. The potential impact of these lawsuits, all of which seek unquantified damages, attorneys' fees, and expenses, and future potential similar suits is uncertain. Although we do not believe that these lawsuits will
have a material adverse effect on the
 Funds, there can be no assurance
that these suits, ongoing adverse
publicity
and/or other developments resulting
from the regulatory investigations
will not result in increased Fund
redemptions, reduced sales of Fund
shares, or other adverse consequences
for the Funds.